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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 2005 (except for note 11 which is as of July 26, 2005) in Amendment No. 4 to the Registration Statement (Form SB-2 No. 333-120082) and related Prospectus of JMG Exploration, Inc. dated July 26, 2005.

Ernst & Young, LLP

                                                                                       Chartered Accountants

Calgary, Canada

July 26, 2005